EXHIBIT 99.1

PRELIMINARY COPY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS LISTED BELOW.

Please mark your votes as indicated in this example	☒
1.	Adoption of the Agreement and Plan of Merger, dated as of February 20, 2011, by and among CSR plc, Zeiss Merger Sub, Inc. and Zoran Corporation.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(continued and to be signed on the other side)

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature                                                           Signature                                                           Date

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

▲	FOLD AND DETACH HERE	▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Zoran Corporation	INTERNET [ ]
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE [ ]

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You can review the Proxy Statement

on the Internet at [                            ]

PRELIMINARY COPY

ZORAN CORPORATION

SPECIAL MEETING OF STOCKHOLDERS — [                    ], 2011

PROXY

THIS PROXY IS BEING SOLICITED BY THE ZORAN BOARD OF DIRECTORS

The undersigned hereby appoints Levy Gerzberg, Ph.D. and Karl Schneider, and each of them, the attorneys and proxies of the undersigned (each with power to act without the other and with power of substitution) to vote, in accordance with the terms of this proxy, all shares of common stock of Zoran Corporation that the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held at Zoran’s principal executive offices located at 1390 Kifer Road, Sunnyvale, California, on the [      ] day of [      ] 2011, at [                    ], and any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted (i) “FOR” THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND (ii) “FOR” THE ADJOURNMENT OF THE ZORAN SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE MEETING TO ADOPT THE MERGER AGREEMENT.

(Continued, and to be dated and signed, on reverse side)

Address Change/Comments
(Mark the corresponding box on the reverse side)

▲	FOLD AND DETACH HERE	▲